26

                                  SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934


FILED  BY  THE  REGISTRANT     [X]
FILED  BY  A  PARTY  OTHER  THAN  THE  REGISTRANT     [  ]
CHECK  THE  APPROPRIATE  BOX:
     [  ]     PRELIMINARY  PROXY  STATEMENT
     [  ]     CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE
              14A-B(E)(2))
     [X]      DEFINITIVE  PROXY  STATEMENT
     [  ]     DEFINITIVE  ADDITIONAL  MATERIALS
     [  ]     SOLICITING  MATERIAL  PURSUANT  TO  240.14A-12

                                 PIZZA INN, INC.
                 (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

PAYMENT  OF  FILING  FEE  (CHECK  THE  APPROPRIATE  BOX):

[X]     NO  FEE  REQUIRED.

[ ]     FEE COMPUTED ON TABLE BELOW PER EXCHANGE ACT RULES 14A-6(I)(1) AND 0-11.
     1)  TITLE  OF  EACH  CLASS  OF  SECURITIES  TO  WHICH  TRANSACTION APPLIES:
     2)  AGGREGATE  NUMBER  OF  SECURITIES  TO  WHICH  TRANSACTION  APPLIES:
     3) PER UNIT PRICE OR OTHER UNDERLYING VALUE OF TRANSACTION COMPUTED PURSUANT TO EXCHANGE ACT RULE 0-11 (SET FOR THE AMOUNT ON WHICH THE FILING FEE IS CALCULATED AND STATE HOW IT WAS DETERMINED):
     4)  PROPOSED  MAXIMUM  AGGREGATE  VALUE  OF  TRANSACTION:
     5)  TOTAL  FEE  PAID:

[  ]     FEE  PAID PREVIOUSLY WITH PRELIMINARY MATERIALS.
[ ] CHECK BOX IF ANY PART OF THE FEE IS OFFSET AS PROVIDED BY EXCHANGE ACT RULE 0-11(A)(2) AND IDENTIFY THE FILING FOR WHICH THE OFFSETTING FEE WAS PAID PREVIOUSLY. IDENTIFY THE PREVIOUS FILING BY REGISTRATION STATEMENT NUMBER, OR THE FORM OR SCHEDULE AND THE DATE OF ITS FILING.
     1) AMOUNT PREVIOUSLY PAID:
     2)  FORM,  SCHEDULE  OR  REGISTRATION  STATEMENT  NO.:
     3)     FILING  PARTY:
     4)     DATE  FILED:

                                 PIZZA INN, INC.
                              3551  PLANO  PARKWAY
                          THE  COLONY,  TEXAS  75056
                                (469)  384-5000

                   NOTICE  OF  ANNUAL  MEETING  OF  SHAREHOLDERS

                        TO  BE  HELD  DECEMBER  14,  2005

To  our  Shareholders:

     The 2005 Annual Meeting of Shareholders of Pizza Inn, Inc. (the "Company") will be held at the Company's corporate offices, 3551 Plano Parkway, The Colony, Texas 75056, on Wednesday, December 14, 2005, at 10:00 a.m., Dallas time, for the following purposes:

     1. To elect a board of directors to hold office until the next succeeding annual meeting of shareholders or until their respective successors shall have been elected and qualified;

     2. To ratify the appointment of BDO Seidman, LLP as the Company's independent registered public accounting firm for fiscal year 2006;

     3. To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

     These items are more fully described in the proxy statement, which is part of this notice. We have not received notice of other matters that may be properly presented at the annual meeting. A copy of the Company's Annual Report for the fiscal year ended June 26, 2005 is also enclosed. Except as expressly incorporated by reference herein, such Annual Report does not constitute a part of the materials used for the solicitation of proxies.

Please read the enclosed proxy statement carefully. Complete, date and sign the proxy, and mail it in the stamped envelope enclosed for your convenience.

Only shareholders of record at the close of business on October 14, 2005 are entitled to notice of, and to vote at, this meeting and any postponement or adjournment thereof.

                                       By  Order  of  the  Board  of  Directors,

                                             /s/ Rod J. McDonald
                                                 Rod  J.  McDonald
The  Colony,  Texas                              Corporate  Secretary
November  11,  2005

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY, AND MAIL IT IN THE STAMPED ENVELOPE ENCLOSED FOR YOUR CONVENIENCE. THE ENCLOSED PROXY IS REVOCABLE AT ANY TIME PRIOR TO ITS USE.

                             YOUR VOTE IS IMPORTANT.

                                 PIZZA INN, INC.
                              3551  PLANO  PARKWAY
                           THE  COLONY,  TEXAS  75056
                                (469)  384-5000

                                PROXY  STATEMENT
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS

                        TO  BE  HELD  DECEMBER  14,  2005

     Pizza Inn, Inc., a Missouri corporation (the "Company"), is soliciting proxies to be voted at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the Company's corporate offices, 3551 Plano Parkway, The Colony, Texas 75056, on Wednesday, December 14, 2005, at 10:00 a.m., Dallas time, and at any postponement or adjournment thereof. This Proxy Statement and the enclosed form of proxy are first being sent or given to the Company's shareholders on or about November 11, 2005.

     If the proxy is signed and returned before the Annual Meeting, it will be voted in accordance with the directions on the proxy or, if no directions are made, by the proxies named therein in their discretion. A shareholder may revoke a proxy at any time before it is voted by execution of a subsequent proxy, voting the shares in person at the Annual Meeting or by giving written notice to Pizza Inn, Inc., c/o Securities Transfer Corporation, 2591 Dallas Parkway, Suite 102, Frisco, Texas 75034 at any time prior to the close of the polls at the Annual Meeting stating that the proxy has been revoked. If you hold shares through a bank or brokerage firm, you must contact the bank or firm to revoke any prior voting instructions. The Company must receive the notice or a new proxy card before the vote is taken at the Annual Meeting.

                         OUTSTANDING  CAPITAL  STOCK

     The record date for shareholders entitled to notice of, and to vote at, the Annual Meeting is October 14, 2005. At the close of business on that date, there were 10,108,494 outstanding shares of common stock, $.01 par value ("Common Stock"). No other class of securities of the Company is entitled to notice of, or to vote at, the Annual Meeting.

                    ACTION  TO  BE  TAKEN  AT  THE  MEETING

     The accompanying proxy, unless the shareholder otherwise specifies in the proxy, will be voted:

     1. FOR the election of the director nominees named herein, to hold office until the next succeeding annual meeting of shareholders or until their respective successors shall have been elected and qualified;

     2. FOR the ratification of the appointment of BDO Seidman, LLP as the Company's independent registered public accounting firm for fiscal year 2006; and

     3. In the discretion of the proxy holders, as to the transaction of such other business as may properly come before the meeting or any postponement or adjournment thereof.

     The Board of Directors is not presently aware of any other business to be brought before the Annual Meeting.

                                QUORUM AND VOTING

     A majority of the outstanding shares entitled to vote at the Annual Meeting, represented in person or by proxy, shall constitute a quorum at the Annual Meeting. If a quorum is not present, in person or by proxy, the meeting may be postponed or adjourned from time to time until a quorum is obtained. Each outstanding share entitled to vote under the provisions of the Company's Restated Articles of Incorporation shall be entitled to one vote on each matter submitted to a vote at the Annual Meeting. Cumulative voting for the election of directors is not permitted. Thus, a shareholder is not entitled to cumulate his votes and cast them all for any single nominee or to spread his votes, so cumulated, among more than one nominee. The election of each nominee as a director requires the affirmative vote of the holders of record of a majority of the outstanding shares entitled to vote on the election of directors and represented in person or by proxy at the Annual Meeting at which a quorum is present.

     For the election of directors, votes withheld do not affect whether a nominee has received sufficient votes to be elected. For the purpose of determining whether the shareholders have approved matters other than the election of directors, abstentions are treated as shares present or represented and voting, so abstaining has the same effect as a negative vote. Shares held by brokers who do not have discretionary authority to vote on a particular matter and who have not received voting instructions from their customers are not counted or deemed to be present or represented for the purpose of determining whether shareholders have approved that matter, but they are counted as present for the purpose of determining the existence of a quorum. Shares as to which voting instructions are given as to at least one of the matters to be voted on shall also be deemed to be so represented. If the proxy states how shares will be voted in the absence of instructions by the shareholder, such shares shall be deemed to be represented at the meeting.

     The enclosed proxy, if properly executed and returned, will be voted as directed or stated on the proxy or, in the absence of such direction, for the election of the nominees as directors and each other matter on the proxy. If any other matters properly come before the meeting, the enclosed proxy will be voted by the proxy holders in accordance with their best judgment in their discretion. The Board believes that all the nominees will be available to serve as directors. If any nominee is unable to serve or for good cause will not serve, the Board may recommend a substitute nominee or leave a vacancy and fill the vacancy later. The shares represented by all valid proxies may be voted for the election of a substitute if one is nominated.





                      [This space intentionally left blank]












                                  PROPOSAL ONE:

                              ELECTION OF DIRECTORS

     The Company's Restated Articles of Incorporation and Bylaws provide that each director serves a one-year term, with all directors subject to annual election. The Board has nominated each of the seven incumbent directors for election at the Annual Meeting. If elected, each director nominee shall hold office until the next annual meeting, or until his successor shall have been elected and qualified. Each nominee has expressed his intention to serve the entire term for which election is sought. If any nominee is unable to serve or for good cause will not serve, the proxies may be voted (1) for the election of another nominee to be designated by the Board, or (2) for the balance of the nominees, leaving a vacancy.

THE  BOARD  OF  DIRECTORS  RECOMMENDS  A VOTE FOR EACH OF THE NOMINEE DIRECTORS.

     Following is the biographical information, as of October 14, 2005, of the nominee directors and the year in which each director was first elected.


     NOMINEES

     Bobby L. Clairday, 61, is an Area Developer of Pizza Inn restaurants and he is President, a Director and sole shareholder of Clairday Food Services, Inc. and Advance Food Services, Inc., franchisees operating Pizza Inn restaurants in Arkansas. From 1990 until his election as a Director of the Company in January 1993, Mr. Clairday was an ex-officio member of the Board of Directors, serving as a representative of the Company's franchisees. He has served as the President of the Pizza Inn Franchisee Association and as a member of various committees and associations affiliated with the Pizza Inn restaurant system. Mr. Clairday has been a franchisee of the Company for over twenty years and a director for over nine years.

     John D. Harkey, Jr., 45, is Chairman of the Board and Chief Executive Officer of Consolidated Restaurant Companies, Inc. and has been manager of the investment firm Cracken, Harkey, Street & Hartnett since 1997. From 1992 to
1998, Mr. Harkey was a partner with the law firm Cracken & Harkey, LLP. Mr. Harkey was founder and managing director of Capstone Capital Corporation and Capstone Partners, Inc. from 1989 until 1992. He is also a director of Total Entertainment Restaurant Corporation, Leap Wireless International, Inc., and Loral Space & Communications, Inc. Mr. Harkey was elected to the board in June 2005.

     Robert B. Page, 45, is a franchisee of Shoney's, Inc., a family dining restaurant chain. From November 2000 until September 2002, Mr. Page was Chief Operations Officer of Gordon Biersch Brewery Restaurant Inc., a group of casual dining restaurants. From 1993 through 2000 he worked for Romacorp, Inc., which owns Tony Roma's, a chain of casual dining restaurants, where he was Chief Executive Officer and a board member from 1998 through 2000, and President and Chief Operations Officer from 1993 through 1998. Mr. Page was elected a director of the Company in February 2004, and was appointed as the Company's Acting Chief Executive Officer in January 2005, a position he held until March 2005.

     Ramon D. Phillips, 72, is the former Chairman of the Board, President, and Chief Executive Officer of Hallmark Financial Services, Inc., a financial services company. He served as Chairman, President, and Chief Executive Officer of Hallmark from 1989 through 2000, and as Chairman through August 2001. Prior to Hallmark, Mr. Phillips had over fifteen years experience in the franchise restaurant industry, serving as Controller for Kentucky Fried Chicken, Inc. (1969-1974) and as Executive Vice President and Chief Financial Officer for Pizza Inn, Inc. (1974-1989). He was elected a director of the Company in 1990 and served through 2002. He served as an advisory director in 2002 and was re-elected as a director in February 2004.

     Steven J. Pully, 45, is the President of Newcastle Capital Management, L.P., the general partner of Newcastle Partners, L.P. Mr. Pully is also Chief Executive Officer and a director of New Century Equity Holdings Corp., Chairman of the Board of Whitehall Jewelers, Inc., and was Chief Executive Officer of Pinnacle Frames and Accents, Inc. from January 2003 through June 2004. Prior to joining Newcastle Capital Management, L.P. in late 2001, from May 2000 to December 2001, he was a managing director in the mergers and acquisitions department of Banc of America Securities, Inc. and from January 1997 to May 2000 he was a member of the investment banking department of Bear Stearns where he became a senior managing director in 1999. Prior to becoming an investment banker, Mr. Pully practiced securities and corporate law at the law firm of Baker & Botts. Mr. Pully is a CPA, a CFA and a member of the Texas Bar. Mr.
Pully  was  appointed  a  director  in  December  2002.

     Mark E. Schwarz, 45, is the Chairman, Chief Executive Officer and Portfolio Manager of Newcastle Capital Management, L.P., a private investment management firm he founded in 1993 that is the general partner of Newcastle Partners, L.P. Mr. Schwarz was appointed Chairman of the Board of the Company in February 2004. Mr. Schwarz is also Chairman of the Board and Chief Executive Officer of Hallmark Financial Services, Inc., Chairman of the Board of Bell Industries, Inc. and New Century Equity Holdings Corp., and a director of Nashua Corporation, S L Industries, Inc. and Web Financial Corporation. Mr. Schwarz was appointed a director in December 2002.

     Timothy P. Taft, 47, was appointed President and Chief Executive Officer in March 2005. Prior to joining the Company, Mr. Taft served as President and Chief Operating Officer of Whataburger, Inc. from October 2000 through October
2005. Prior to that, he served in various senior management positions with Whataburger, Inc. beginning in 1994. Mr. Taft was elected to the board in June 2005.

     Except as noted, each nominee has been engaged in the principal occupation described during the past five years. There are no family relationships among any of our directors or executive officers. Company stock ownership for each of these individuals is shown under the heading "Security Ownership of Certain Beneficial Owners, Directors and Executive Officers" and is based upon information furnished by the respective individuals.

               INFORMATION REGARDING THE BOARD AND ITS COMMITTEES

     The business of the Company is managed under the direction of the Board of Directors. Each director is expected to make reasonable efforts to attend board meetings, meetings of committees of which such director is a member and the Annual Meeting of Shareholders. The Board of Directors intends to comply with the corporate governance guidelines set forth by The Nasdaq Stock Market ("Nasdaq") listing standards and Securities and Exchange Commission ("SEC") rules adopted to implement provisions of the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") in order to assure that the Board will have the necessary practices in place to review and evaluate the Company's business operations as needed and to make decisions that are independent of the Company's management. The Board has five standing committees: an Executive Committee, an Audit Committee, a Compensation Committee, a Finance Committee and a Nominating and Governance Committee. A sixth committee, the Strategic Planning Committee, was created in April 2004 for the limited purpose discussed below and dissolved by the Board on June 23, 2005. Current copies of the charters for certain Board committees, including the Nominating and Governance Committee, are available to security holders on the Company's website at http://www.pizzainn.com.
                                                    -----------------------

     The Board met nine times during the last fiscal year. All directors attended 75% or more of the Board meetings and meetings of the committees on which they served and all seven directors attended the prior year's annual meeting. Below is a table that provides membership and meeting information for each of the Board committees during fiscal year 2005:

                                                           NOMINATING STRATEGIC
NAME         EXECUTIVE   AUDIT   COMPENSATION   FINANCE   & GOVERNANCE PLANNING
-------------------------------------------------------------------------------
Mr. Schwarz     X*
Mr. Clairday
Mr. Page        X          X2           X2          X*          X2           X**
Mr. Parker      X1
Mr. Phillips    X          X*           X          X           X            X**
Mr. Powell                 X
Mr. Pully                               X*         X           X*
Mr. Taft

NUMBER  OF
 MEETINGS  IN
 FISCAL 2005    4          4            6          4           5             53
------------------------------------------------------------------------------
1 - Mr. Page replaced Mr. Parker as a member of the Executive Committee in December 2004.
2  -  Mr.  Page  resigned his membership on these committees effective as of his
appointment  as  Acting  Chief  Executive  Officer on   January 4, 2005.  He was
reappointed  to  the  Audit  Committee  on  June  27,  2005.
3 - Includes meetings with the Company's management team. This Committee was dissolved by the Board on June 23, 2005.
*   Committee  Chairman
**  Committee  Co-Chairman

     Independent directors meet at least twice annually apart from other Board members and management representatives. Each of the Company's current directors, other than Mr. Clairday and Mr. Taft, qualify as "independent" in accordance with published Nasdaq listing requirements. On January 4, 2005, the Board appointed Mr. Page as Acting Chief Executive Officer of the Company. Mr. Page served in that capacity until the appointment of Mr. Taft as President and CEO on March 31, 2005. According to published Nasdaq listing requirements, during his term as Acting CEO, Mr. Page did not qualify as an independent director.

     Below is a description of the functions performed by each committee of the Board. Each of the committees has authority to engage legal counsel or other experts or consultants as it deems appropriate to carry out its responsibilities. The Board has determined that each member of each committee meets the applicable laws and regulations regarding "independence" when applicable and that each member is free of any relationship that would interfere with his individual exercise of independent judgment.

     Executive  Committee.  This  committee  will consider issues as directed by
     --------------------
the Chairman of the Board. It also may exercise the authority of the Board between Board meetings, except to the extent that the Board has delegated authority to another committee or to other persons, and except as otherwise limited by Missouri law.

     Audit  Committee.  The  Company  has a separately designated standing audit
     ----------------
committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934. The responsibilities of this committee include reviewing the financial reports and other financial information provided by the Company to any governmental body or the public; the Company's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; the Company's auditing, accounting and financial reporting processes generally; and such other functions as the Board may from time to time assign to the committee. In performing its duties, the committee seeks to maintain an effective working relationship with the Board, the independent accountant and management of the Company. The specific duties and functions of the Audit Committee are set forth in the Audit Committee Charter. The Charter is reviewed annually and updated as necessary to reflect changes in regulatory requirements, authoritative guidelines, and evolving practices. A copy of the Audit Committee Charter is attached as an exhibit to this proxy statement.

     Compensation Committee.  The primary responsibilities of this committee are
     ----------------------
to (a) review and recommend to the Board the compensation of the Chief Executive Officer and other officers of the Company, (b) review executive bonus plan allocations, (c) oversee and advise the Board on the adoption of policies that govern the Company's compensation programs, (d) oversee the Company's administration of its equity-based compensation and other benefit plans, and (e) approve grants of stock options to officers and employees of the Company under its stock plans. The Compensation Committee's role includes producing the report on executive compensation required by SEC rules and regulations. The specific duties and functions of the Compensation Committee are set forth in its charter. This charter is reviewed annually and updated as necessary to reflect changes in regulatory requirements, authoritative guidelines and evolving practices.

     Finance  Committee.  The  primary responsibilities of this committee are to
     ------------------
(a) monitor present and future capital requirements and opportunities pertaining to the Company's business and (b) review and provide guidance to the Board and management about all proposals concerning major financial policies of the Company. The Finance Committee's role includes designating officers and employees who can execute documents and act on behalf of the Company in the ordinary course of business under previously approved banking, borrowing, and other financing arrangements.

     Nominating  and Governance Committee.  The primary responsibilities of this
     ------------------------------------
committee are to (a) recommend the slate of director nominees for election to the Board, (b) identify and recommend candidates to fill vacancies occurring between annual shareholder meetings, and (c) review, evaluate and recommend changes to the Company's corporate governance practices. The Nominating and Governance Committee's role includes periodic review of the compensation paid to non-employee directors for annual retainers and meeting fees and making recommendations to the Board for any adjustments. The specific responsibilities and functions of the Nominating and Governance Committee are set forth in its Charter.

     From time to time the Nominating and Governance Committee reviews the Board to assess the skills and characteristics required of Board members in the context of the current composition of the Board. This assessment includes issues of diversity in numerous factors, understanding of and achievements in the restaurant industry, board service, business, finance, marketing and community involvement. These factors, and any other qualifications considered useful by the Nominating and Governance Committee, are reviewed in the context of an assessment of the perceived needs of the Board at a particular point. As a result, the priorities and emphasis of the Nominating and Governance Committee and of the Board may change from time to time to take into account changes in business and other trends, and the portfolio of skills and experience of current and prospective Board members. Therefore, while focused on the achievement and the ability of potential candidates to make a positive contribution with respect to such factors, the Nominating and Governance Committee has not established specific minimum criteria or qualifications that a nominee must possess.

     Consideration of new Board nominee candidates typically involves a series of internal discussions, review of information concerning candidates and interviews with selected candidates. In general, candidates for nomination to the Board are suggested by Board members or by employees. In 2005, the Company did not employ a search firm or pay fees to other third parties in connection with seeking or evaluating Board nominee candidates. The Nominating and Governance Committee will consider director candidates recommended by shareholders. The Nominating and Governance Committee evaluates candidates proposed by shareholders using the same criteria as for other candidates. The name of any recommended candidate for director, together with a brief biographical sketch, a document indicating the candidate's willingness to serve if elected and evidence of the nominating person's ownership of Company stock should be sent to the Corporate Secretary of the Company using one of the methods set forth in "Communications from Shareholders to the Board," below. The Company has not received any shareholder director nominations.

     Strategic  Planning Committee.  This committee was constituted on April 21,
     -----------------------------
2004 specifically to work with the Company's senior management to create and implement a strategic plan for the Company. The Strategic Planning Committee and Company management assembled and analyzed data pertaining to the Company's business plan, competitive environment and objectives and other factors relevant to the Company's concepts, products and services, ultimately preparing and recommending plans, timetables, strategies, options and procedures for the Company's long-term growth and success. The Strategic Planning Committee was dissolved by the Board on June 23, 2005; however, it is subject to reformation from time to time as the Board may deem necessary.

     Communications  from  Shareholders  to  the  Board

     The Board recommends that shareholders initiate any communications with the Board in writing and send them in care of the Corporate Secretary. Shareholders can send communications by e-mail to corporate_secretary@pizzainn.com, by fax to
                                     --------------------------------
(469) 384-5061 or by mail to Corporate Secretary, Pizza Inn, Inc., 3551 Plano Parkway, The Colony, TX 75056. This centralized process assists the Board in reviewing and responding appropriately to shareholder communications. The names of specific intended Board members should be noted in the communication. The Board has instructed the Corporate Secretary to forward such correspondence only to the intended recipients; however, the Board has also instructed the Corporate Secretary, prior to forwarding any correspondence, to review such correspondence and, in his discretion, not to forward certain items if they are deemed of a commercial or frivolous nature or otherwise inappropriate for the Board's consideration. In such cases, that correspondence may be forwarded elsewhere in the Company for review and possible response.

     Code  of  Ethics

     The Company has adopted a code of ethics that applies to the Company's principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. The Company has posted the text of such code of ethics on the Company's website at http://www.pizzainn.com.
             ----------

     Director  Compensation

     During fiscal year 2005, each non-employee director received as compensation for serving on the Board and committees of the Board:

-     An  annual  retainer  of  $17,000;

      An  annual  retainer  of  $6,000  for  the  Chairman  of  the  Board;  and

      A per meeting fee of $1,000 for Board meetings and $250 fee for committee meetings.

     While Acting CEO of the Company, Mr. Page received no compensation for serving as a director, except that he, like all Company directors, was eligible to receive reimbursement of any expenses incurred in attending Board and committee meetings. Mr. Parker received the standard director's compensation effective as of December 14, 2004, the day after his last day of employment by the Company, through the 2004 Annual Meeting of shareholders on June 23, 2005 when he did not stand for re-election. Previously, Mr. Parker was not paid for serving as a member of the Board. As an employee of the Company, Mr. Taft receives no compensation for his service as a director.

     Members of the Strategic Planning Committee received a per diem fee of $500 for each day they were directly engaged in the discharge of committee responsibilities. As of the date of this proxy statement, the Company is withholding Board fees otherwise due to Mr. Clairday and offsetting those amounts against the Advance Foods Debt (defined below in "Certain Relationships and Related Transactions"), and the Company is actively pursuing with Mr.
Clairday  alternative  methods  to  pay  the  Company  in  full.

     In addition to annual and meeting fees, each non-employee director is eligible to receive stock option awards under the 2005 Non-Employee Directors Stock Option Award Plan (the "2005 Directors Plan"). Under the 2005 Directors Plan, eligible directors receive, as of the first day of the Company's fiscal year, options for Common Stock equal to twice the number of shares of Common Stock purchased during the preceding fiscal year or purchased by exercise of previously granted options during the first ten days of the current fiscal year. On the first day of the first fiscal year immediately following the day on which a non-employee director first became eligible to participate in the 2005 Directors Plan, that director would receive options to acquire two shares of Common Stock for each share of Common Stock owned by such director on the first day of the fiscal year. Stock options granted under the 2005 Directors Plan have an exercise price equal to the market price of the Common Stock on the date of grant and are first exercisable one year after grant. Each eligible director will be entitled to options for no more than 40,000 shares per fiscal year under the terms of the 2005 Directors Plan.

     In fiscal year 2005 stock options for 25,000 shares were granted to Mr. Schwarz and stock options for 17,858 shares were granted to Mr. Pully pursuant to the 2005 Directors Plan, all at an exercise price of $2.85 per share. See "Equity Compensation Plan Information" below.

                               EXECUTIVE OFFICERS

     The following table sets forth certain information, as of October 14, 2005, regarding the Company's executive officers:
                                                                     EXECUTIVE
                                                                       OFFICER
    NAME               AGE          POSITION                             SINCE
    ----               ---          --------                             -----

 Timothy P. Taft        47    President  and  Chief  Executive  Officer   2005
 Ward T. Olgreen        46    Senior Vice President of Franchise
                               Operations and Concept Development         1995
 Shawn M. Preator       36    Chief  Financial  Officer                   1999
 Rod J. McDonald        44    Corporate  Secretary  and  General  Counsel 2004
 Danny K. Meisenheimer  45     Vice  President  of  Marketing
 Jack A. Odachowski     55     Vice President of Supply Chain Management  2005




                 BIOGRAPHIES OF NON-DIRECTOR EXECUTIVE OFFICERS

     Ward T. Olgreen was appointed Senior Vice President of Franchise Operations and Concept Development in December 2002. He was appointed Vice President of Concept Development in February 1999 and Senior Vice President of Concept Development in July 2000. He joined the Company in September 1991 and served in a variety of operational positions until his appointment in January 1995 as Vice President of International Operations and Brand R&D.

     Shawn M. Preator was appointed Chief Financial Officer in October 2002. Mr. Preator was appointed Vice President in June 2000. He was elected Controller, Treasurer and Assistant Secretary in April 1999. Previously, Mr. Preator had been Assistant Controller for the Company since July 1998. Prior to joining the Company, Mr. Preator was a Senior Financial Analyst at LSG/Sky Chefs, Inc., an international airline caterer, from September 1996 to July 1998. Prior to September 1996, Mr. Preator worked for the accounting firm Ernst & Young LLP in its audit department. Mr. Preator is a CPA.


     Rod J. McDonald was appointed Corporate Secretary and General Counsel in August 2004. Mr. McDonald joined the Company in September 1997 and served as Assistant General Counsel of the Company until his appointment as General Counsel. Prior to joining the Company, he was Vice President and Assistant General Counsel for TCBY Enterprises, Inc. He served as Acting Chief Executive
Officer  of  the  Company  in  December  2004  and  January  2005.

     Danny K. Meisenheimer was appointed Vice President of Marketing in January 2003 after joining the Company in December 2002. Prior to joining the Company, Mr. Meisenheimer served as Vice President of Marketing for Furr's Restaurant Group, Inc. since 1995. Mr. Meisenheimer joined the Marketing Department of Furr's in 1991.

     Jack A. Odachowski was appointed Vice President of Supply Chain Management in September 2005. Prior to joining the Company, he served as Vice President of Purchasing and Distribution for RTM Restaurant Group from 2000 through August 2005. Previously, Mr. Odachowski was Vice President of International Purchasing and Distribution for Wendy's International, Inc.

           SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS
                              AND EXECUTIVE OFFICERS

     The following table sets forth certain information known to the Company, as of October 14, 2005, with respect to the beneficial ownership of Common Stock by: (a) each person known to the Company to be a beneficial owner of more than five percent of the outstanding Common Stock; (b) each director, nominee director and executive officer named in the section entitled "Summary Compensation Table;"and (c) all directors and executive officers as a group (13 persons). Except as otherwise indicated, and subject to applicable community property laws, each of the persons named in the table below is believed by the Company to possess sole voting and investment power with respect to the shares of Common Stock beneficially owned by such person. Information as to the beneficial ownership of Common Stock by directors and executive officers of the Company has been furnished by the respective directors and executive officers.



      NAME                                  SHARES                       PERCENT
  AND ADDRESS OF                         BENEFICIALLY                   OF CLASS
 BENEFICIAL OWNER                           OWNED                       --------
 ----------------                           -----

 Newcastle  Partners,  L.P.(a)
 Newcastle  Capital  Management,  L.P.
 Newcastle  Capital  Group,  L.L.C.
 300  Crescent  Court,  Ste.  1110
 Dallas,  TX  75201                       3,811,245                       37.80%

 Ronald  W.  Parker  (b)
 7108  Round  Hill  Road
 McKinney,  TX  75070                       851,821                        8.44%

 Mark  E.  Schwarz  (a)(c)                3,861,245                       38.18%
 Robert  B.  Page                                 0                           0%
 Bobby  L.  Clairday  (d)                    48,900               Less  than  1%
 Ramon  D.  Phillips  (e)                    11,590               Less  than  1%
 Steven  J.  Pully (a)(c)                    26,787               Less  than  1%
 John  D.  Harkey,  Jr.                      10,000               Less  than  1%
 Timothy  P.  Taft  (c)                     105,450                        1.04%
 Ward  T. Olgreen (c)                       124,985                        1.23%
 Shawn  M.  Preator (c)                      50,849               Less  than  1%
 Danny  K.  Meisenheimer                        922               Less  than  1%
 Rod  J.  McDonald  (c)                      21,877               Less  than  1%
 B. Keith  Clark  (f)                         4,000                Less  than 1%

 All  Such  Directors  and
   Executive  Officers  as  a  Group      4,294,410                       41.45%


(a) Newcastle Capital Management, L.P. is the general partner of Newcastle Partners, L.P., Newcastle Capital Group, L.L.C. is the general partner of Newcastle Capital Management, L.P., and Mr. Schwarz is the managing member of Newcastle Capital Group, L.L.C. Accordingly, each of Newcastle Capital Management, L.P., Newcastle Capital Group, L.L.C. and Mark E. Schwarz may be deemed to beneficially own the shares of Common Stock beneficially owned by Newcastle Partners, L.P. In addition, Newcastle Partners, L.P., Newcastle Capital Management, L.P., Newcastle Capital Group, L.L.C., Mr. Schwarz and Mr. Pully are members of a Section 13d reporting group and may be deemed to beneficially own shares of Common Stock owned by the other members of the group. Newcastle Partners, L.P., Mr. Schwarz and Mr. Pully also directly own shares of Common Stock. Mr. Pully disclaims beneficial ownership of the shares of Common Stock beneficially owned by Newcastle Partners, L.P. Mr. Schwarz directly owns 20,000 shares of Common Stock, including options to acquire 30,000 shares.

(b) Mr. Parker was President and Chief Executive Officer of the Company until December 13, 2004.

(c) Includes vested options and options vesting within 60 days of October 14, 2005 under the Company's stock option plans, as follows: 30,000 shares for Mr. Schwarz; 17,858 shares for Mr. Pully; 50,000 shares for Mr. Taft; 52,000 shares for Mr. Olgreen; 41,000 shares for Mr. Preator; and 19,000 shares for Mr. McDonald.

(d) Mr. Clairday shares voting and investment power for 18,200 shares with his wife.

(e) Mr. Phillips shares voting and investment power for 5,333 shares with the other shareholders of Wholesale Software International, Inc.

(f) Mr. Clark was Senior Vice President, Secretary and General Counsel of the Company until July 7, 2004.



                             AUDIT COMMITTEE REPORT

     The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company's accounting functions and internal controls. The Audit Committee is currently composed of three independent directors and acts under a written charter approved and adopted by the Board on April 15, 2003. The Audit Committee reviews its Charter on an annual basis. Each of the members is independent as defined by Nasdaq's listing standards and as required by the Sarbanes-Oxley Act. After a full review and analysis, the Board positively reaffirmed that each member is independent within the meaning of Rule 4200(a)(14) of the listing standards of the Nasdaq and the rules and regulations of the SEC, as such requirements are defined as of the mailing date of this proxy statement. The Board annually reviews the Nasdaq listing standards' definition of independence for audit committee members and makes an annual determination of the independence of Audit Committee members.

     On January 18, 2005, the Company notified Nasdaq that, due to one vacancy on the Audit Committee that resulted from the resignation of Robert B. Page as a member, the Company failed to comply with the audit committee composition requirements under Marketplace Rule 4350(d)(2)(A), and would be relying on the cure period provided under Marketplace Rule 4350(d)(4). As previously disclosed, Mr. Page resigned in connection with and effective as of his appointment on January 4, 2004 as the Acting Chief Executive Officer of the Company.

     On January 18, 2005, the Company received notice from Nasdaq that, consistent with Marketplace Rule 4350(d)(4), the Company would be provided a cure period until the earlier of the Company's next annual shareholders meeting or January 4, 2006 in order to regain compliance with the audit committee requirements and that the Company would be included in a list of non-compliant Nasdaq companies at www.nasdaq.com on or after January 25, 2005. Following the election of directors at the 2004 Annual Meeting, the Board appointed Mr. Phillips, Mr. Harkey and Mr. Page to the Audit Committee to regain compliance with Nasdaq audit committee requirements. The Company believes that each of these individuals is independent within the meaning of Rule 4200(a)(14) of the Nasdaq listing standards and the rules and regulations of the SEC.

     The Board of Directors has determined that at least one member of the Audit Committee, Mr. Phillips, is an "audit committee financial expert," as defined by SEC rules and regulations. This designation results from a disclosure requirement of the SEC related to Mr. Phillips' experience and understanding with respect to certain accounting and auditing matters. The SEC believes this designation does not impose upon Mr. Phillips any duty, obligation or liability that is greater than is generally imposed on him as a member of the Audit
Committee and the Board, and that his designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duty, obligation or liability of any other member of the Audit Committee or the Board. For an overview of Mr. Phillips' relevant experience, see the section entitled "Continuing Directors" above.

     The Audit Committee reviewed and discussed the Company's audited financial statements with management. It also discussed with BDO Seidman, LLP the matters required to be discussed by Statement on Auditing Standards No. 61, "Communications with Audit Committees", as amended by Statement on Auditing Standards No. 90. In addition, BDO Seidman, LLP also provided to the Audit
Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and the Committee discussed with BDO Seidman, LLP that firm's independence.

     The Audit Committee is responsible for recommending to the Board that the Company's financial statements be included in the Company's annual report. Management is responsible for the preparation, presentation, and integrity of the Company's financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. The Company's independent auditor, BDO Seidman, LLP, is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements to generally accepted accounting principles.

     Based on the discussions with BDO Seidman, LLP concerning the audit, the financial statement review, and other such matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's 2005 Annual Report on Form 10-K for the fiscal year ended June 26, 2005, for filing with the Securities and Exchange Commission.

     In accordance with the rules of the SEC, the foregoing information, which is required by paragraphs (a) and (b) of Regulation S-K Item 306, shall not be deemed to be "soliciting material", or to be "filed" with the SEC or subject to the SEC's Regulation 14A, other than as provided in that Item, or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Submitted  by  the  Audit  Committee:  Ramon  D.  Phillips,  Chairman
                                       John  D.  Harkey,  Jr.
                                       Robert  B.  Page


                                  PROPOSAL TWO:

              RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

     The Audit Committee has selected BDO Seidman, LLP, independent registered accounting firm, as the independent auditors of the Company for fiscal year 2006. BDO Seidman, LLP has been the Company's independent registered accounting firm since fiscal year 2004. As a matter of good corporate governance the Audit Committee has determined to submit its selection to shareholders for ratification. In the event that this selection of auditors is not ratified by a majority of the shares of Common Stock present or represented at the Annual Meeting, the Audit Committee will review its future selection of auditors. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.

     For fiscal 2004, the Audit Committee selected BDO Seidman, LLP to replace PricewaterhouseCoopers, LLP, which was the Company's independent auditor for the fiscal year ending June 29, 2003. The decision to change accountants was made by vote of the Audit Committee, and the dismissal of PricewaterhouseCoopers, LLP became effective on October 8, 2003. During fiscal years 2002 and 2003, there were no disagreements between the Company's senior management and PricewaterhouseCoopers, LLP's senior audit personnel on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure such that would have caused PricewaterhouseCoopers, LLP to have made reference to the subject matter of such disagreements in connection with its audit report. The Company does not anticipate that a representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting, nor does it anticipate that any such representative will be available to make a statement or to answer questions.

     A representative of BDO Seidman, LLP is expected to be present at the Annual Meeting, to be available to respond to appropriate questions and to have an opportunity to make a statement.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF BDO SEIDMAN, LLP AS THE COMPANY'S INDEPENDENT REGISTERED ACCOUNTING FIRM FOR FISCAL YEAR 2006.

                        FEES PAID TO INDEPENDENT AUDITORS

     The following table shows the fees the Company paid or accrued for audit and other services provided by PricewaterhouseCoopers, LLP in fiscal 2004 and 2005 and BDO Seidman, LLP in fiscal 2004 and 2005.

                               PRICEWATERHOUSECOOPERS            BDO SEIDMAN
                                2004        2005             2004           2005
--------------------------------------------------------------------------------
Audit  Fees                       --         --            $74,718       $82,980
Audit-Related  Fees            12,500      6,500             3,050        21,350
Tax Fees                        9,300         --               950         7,575
All Other Fees                    --          --                --            --
                            ----------------------------------------------------
    Total                     $21,800     $6,500           $78,718 $     111,905



     Audit Fees. This category represents aggregate fees billed by BDO Seidman, LLP for professional services rendered for the audit of the Company's annual financial statements for the years ended June 27, 2004 and June 26, 2005, respectively, and the reviews of the financial statements included in the Company's Forms 10-Q for those years.

     Audit-Related Fees. These fees consist of assurance and related services that are reasonably related to the performance of the audit or review of the Company's financial statements. This category includes fees related to the performance of audits and attest services not required by statute or regulations, audits of the Company's benefits plans and accounting consultations regarding the application of generally accepted accounting principles to proposed transactions. Fees paid to PricewaterhouseCoopers, LLP in fiscal 2005 were for providing consents for the use of the firm's reports relating to fiscal year 2003 financial statements in the Company's Forms 10-K and 11-K. Fees paid to PricewaterhouseCoopers, LLP in fiscal 2004 also include services related to the transfer of audit-related materials from PricewaterhouseCoopers, LLP to BDO Seidman, LLP.

     Tax Fees. These fees consist of fees billed by PricewaterhouseCoopers LLP for fiscal year 2004 for tax return preparation and foreign tax analysis, and for a change in tax accounting method, and fees billed by BDO Seidman, LLP for tax services during fiscal years 2004 and 2005.

     All Other Fees. No fees falling within this category were paid to PricewaterhouseCoopers, LLP or BDO Seidman, LLP during fiscal years 2004 and 2005.

     In considering and authorizing these payments to the independent auditors for services unrelated to performance of the audit of the Company's financial statements, the Committee has determined that all such services undertaken by the independent auditors are not inconsistent with the independent auditor's performance of the audit and financial statement review functions and are compatible with maintaining the independent auditor's independence.

     Policy of the Audit Committee for Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Auditor

     The Audit Committee is responsible for appointing, setting compensation for, and overseeing the work of, the independent auditor. In accordance with Audit Committee policy and the requirements of law, all services to be provided by PricewaterhouseCoopers, LLP and BDO Seidman, LLP are pre-approved by the Audit Committee. Pre-approval applies to audit services, audit-related services, tax services and other services. In some cases, pre-approval is provided by the full Audit Committee for up to a year, and relates to a particular defined task or scope of work and is subject to a specific budget. In other cases, the Chairman of the Audit Committee has the delegated authority from the Audit Committee to pre-approve additional services, and such pre-approvals are then communicated to the full Audit Committee. In fiscal 2005, 100% of all audit services and non-audit services performed by BDO Seidman, LLP were pre-authorized by the Audit Committee.

                           SUMMARY COMPENSATION TABLE

     The following table sets forth the annual compensation of the Chief Executive Officer and the other four most highly compensated executive officers of the Company for the fiscal years ended June 26, 2005, June 27, 2004 and June 29, 2003 (designated as years 2005, 2004 and 2003, respectively).

                                                                  LONG-TERM
                                ANNUAL COMPENSATION          COMPENSATION AWARDS
                                  -------------------       --------------------
                                                               SECURITIES UNDER-
       NAME                                       OTHER ANNUAL     LYING OPTIONS
(AND PRINCIPAL POSITION)    YEAR    SALARY  BONUS COMPENSATION (B) (# OF SHARES)
-----------------------    ------  ------- ------- ------------   --------------
  Ronald W. Parker (a)      2005  $266,539 $ 68,750  $ 45,198                 --
   (President  and  Chief   2004   550,000  275,000   176,084                 --
    Executive  Officer)     2003   537,755  275,000   179,910                 --

  Rod  J.  McDonald  (c)    2005     6,635       --        --                 --
  (Acting Chief Executive   2004        --       --        --                 --
   Officer)                 2003        --       --        --                 --

  Robert B. Page (d)        2005    48,077       --        --                 --
  (Acting Chief Executive   2004        --       --        --                 --
   Officer)                 2003        --       --        --                 --

  Timothy P. Taft (e)       2005         1       --        --            500,000
  (President and Chief      2004        --       --        --                 --
   Executive Officer)       2003        --       --        --                 --

  B.  Keith  Clark  (f)     2005     6,635       --     2,981                 --
  (Senior  Vice  President, 2004   195,000   26,500     5,961                 --
   Secretary  and  General  2003   186,035   53,325     2,993                 --
   Counsel)

  Ward T. Olgreen           2005   168,000   33,600     6,731                 --
  (Senior  Vice  President  2004   168,000   33,600     7,539                 --
   of Franchise Operations  2003   160,904   34,700     3,769                 --
   and Concept Development)

  Shawn  M.  Preator        2005   150,000   30,000     5,961                 --
  (Chief Financial Officer  2004   150,000   30,000     5,961                 --
                            2003   139,650   42,750     3,042                 --

  Danny K. Meisenheimer    2005    136,102   15,000        --                 --
  (Vice President of       2004    136,102   27,000        --                 --
   Marketing)              2003(g)  65,244   13,000        --                 --


     (a) Mr. Parker was President and Chief Executive Officer of the Company until December 13, 2004. Figures shown for fiscal 2005 are through December 13, 2004, Mr. Parker's last date of employment.

     (b) Includes for Mr. Parker, a payment of $37,500 for life and disability insurance benefits, secondary medical benefits and supplemental retirement benefits and payments of $150,000 and $165,266 for such benefits in 2004 and 2003, respectively.

     (c) Mr. McDonald, Secretary and General Counsel of the Company, served as Acting Chief Executive Officer in December 2004 and January 2005. Compensation figures are for the period during which Mr. McDonald served as Acting Chief Executive Officer.

     (d) Mr. Page, one of the Company's non-employee directors, served as Acting Chief Executive Officer from January 2005 through March 2005. Compensation figures are for the period during which Mr. Page served as Acting Chief Executive Officer.

     (e) Mr. Taft was named President and Chief Executive Officer of the Company on March 31, 2005. Mr. Taft's Employment Agreement with the Company, dated March 31, 2005, provides for a net salary of $1.00 for the first 12 months and for a bonus in the first 12 months to be set by the Board. As of the end of fiscal year 2005 no bonus payment had been made. He was granted options to purchase 500,000 shares of the Company's common stock pursuant to a Non-Qualified Stock Option Agreement dated March 31, 2005. See "Executive Employment Contracts" and "Equity Compensation Plan Information" below for more detail.

     (f) Mr. Clark was Senior Vice President, Secretary and General Counsel of the Company until July 7, 2004. Figures shown for fiscal 2005 are through July 7, 2004, Mr. Clark's last date of employment.

     (g) Includes compensation for Mr. Meisenheimer from his employment date of December 31, 2002.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                     AND  FISCAL  YEAR-END  OPTION  VALUES

     The following table sets forth information regarding stock options exercised during fiscal year 2005 and unexercised stock options held at the end of fiscal year 2005 by the Chief Executive Officer and the other four most highly compensated executive officers of the Company. The closing bid price for the Company's Common Stock, as reported by the National Association of Securities Dealers Automated Quotation System, was $---2.75 on June 24, 2005, the last trading day of the Company's fiscal year.

                                                                       VALUE  OF
                                                    NUMBER  OF       UNEXERCISED
                                                   UNEXERCISED      IN-THE-MONEY
                                                   OPTIONS  AT       OPTIONS  AT
                       SHARES                    FISCAL  YEAR END   FISCAL  YEAR
                    ACQUIRED  ON                (EXERCISABLE/  END (EXERCISABLE/
     NAME           EXERCISE  (#) VALUE REALIZED UNEXERCISABLE)(#)UNEXERCISABLE)
  ---------        -------------  -------------  ---------------- --------------

Ronald  W. Parker (a)      --            --               --  (e)             --
                                                          --  (u)             --

Rod J. McDonald (b)        --            --           19,000  (e)       $  1,250
                                                          --  (u)             --

Robert B. Page (c)        --            --                --  (e)             --
                                                          --  (u)             --

Timothy  P.  Taft (d)      --            --           50,000  (e)       $ 12,500
                                                     450,000  (u)       $112,500

B.  Keith  Clark (e)   30,000       $22,800               --  (e)             --
                                                          --  (u)             --

Ward  T. Olgreen          --             --            52,000 (e)       $ 15,000
                                                           -- (u)             --

Shawn  M.  Preator         --            --            41,000 (e)       $ 15,000
                                                           -- (u)             --

Danny  K.  Meisenheimer   --            --                 -- (e)             --
                                                           -- (u)             --

(e)     Denotes  exercisable  options.
(u)     Denotes  unexercisable  options.

(a) Mr. Parker was President and Chief Executive Officer of the Company until December 13, 2004.
(b) Mr. McDonald, Secretary and General Counsel of the Company, served as Acting Chief Executive Officer in December 2004 and January 2005.
(c) Mr. Page, one of the Company's non-employee directors, served as Acting Chief Executive Officer from January 2005 through March 2005.
(d) Mr. Taft was appointed President and Chief Executive Officer of the Company on March 31, 2005.
(e) Mr. Clark was Senior Vice President, Secretary and General Counsel of the Company until July 7, 2004.





                      [This space intentionally left blank]







                        OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information regarding stock options granted during fiscal year 2005, pursuant to the Company's 2005 Employee Stock Option Award Plan or by individual non-plan option grants, to the Chief Executive Officer and the other four most highly compensated executive officers of the Company.



                  INDIVIDUAL GRANTS

                                                            POTENTIAL REALIZABLE
                                                                VALUE AT ASSUMED
                                                                 ANNUAL RATES OF
                   % OF TOTAL OPTIONS                                STOCK PRICE
                   OPTIONS   GRANTED TO     EXERCISE            APPRECIATION FOR
                             EMPLOYEES IN   PRICE    EXPIRATION      OPTION TERM
                   GRANTED #  FISCAL YEAR   ($/SHARE)   DATE     5%          10%
                   --------- -------------  ---------  ------   ----        ----
Ronald W. Parker (a)  --         --            --         --      --          --

Rod J. McDonald (b)   --         --            --         --      --          --

Robert B. Page (c )   --         --            --         --      --          --

Timothy P. Taft (d) 500,000     100%         $2.50  03/31/15 $786,118 $1,992,178

B. Keith Clark (e)    --         --            --         --      --          --

Ward T. Olgreen       --         --            --         --      --          --

Shawn M. Preator      --         --            --         --      --          --

Danny K. Meisenheimer --         --            --         --      --          --

(a) Mr. Parker was President and Chief Executive Officer of the Company until December 13, 2004.

(b) Mr. McDonald, Secretary and General Counsel of the Company, served as Acting Chief Executive Officer in December 2004 and January 2005.

(c) Mr. Page, one of the Company's non-employee directors, served as Acting Chief Executive Officer from January 2005 through March 2005.

(d) Options granted pursuant to a Nonqualified Stock Option Agreement entered into between Mr. Taft and the Company on March 31, 2005. See "Executive Employment Contracts" and "Equity Compensation Plan Information" below.

(e) Mr. Clark was Senior Vice President, Secretary and General Counsel of the Company until July 7, 2004.

                      EQUITY COMPENSATION PLAN INFORMATION

     The following table sets forth information as of June 26, 2005 regarding the Company's equity compensation plans.



                                                                             Number of Securities
                                                                          remaining available for
                                                                            future issuance under
                         Number of securities to      Weighted-average        equity compensation
                         be issued upon exercise     exercise price of         plans (excluding
                         of outstanding options     outstanding options     securities reflected in
Plan Category            warrants and rights (a)   warrants and rights           column (a) (b)
                         -----------------------  ------------------------  --------------------- ------

 Equity compensation
 plans approved by
  security holders. . .           310,958                  $  3.10                1,457,142

  Equity compensation
  plans not approved by
  security holders. . .           500,000                  $  2.50                        -
                       --------------------------------------------------------------------
  Total . . . . . . . .           810,958                  $  2.73                1,457,142

     (a) In fiscal year 2005 stock options for 25,000 shares were granted to Mr. Schwarz and stock options for 17,858 shares were granted to Mr. Pully, all at an exercise price of $2.85 per share. All such options were granted pursuant to the 2005 Non-Employee Director Stock Option Award Plan. No options have been granted pursuant to the 2005 Employee Stock Option Award Plan. As of June 26, 2005, there were 268,100 vested and unexercised stock options outstanding under the 1993 Employee Stock Award Plan and the 1993 Outside Directors Stock Award Plan, at various exercise prices. The 1993 Employee Stock Award Plan and the 1993 Outside Directors Stock Award Plan expired in September 2003 and no further options may be granted under either plan.

     (b) Under the 2005 Employee Stock Option Award Plan 1,000,000 shares are authorized and available for future option grants. Under the 2005 Non-Employee Director Stock Option Award Plan 500,000 shares were authorized and 457,142 are available for future option grants as of June 26, 2005. There are no shares available for grant under the 1993 Employee Stock Award Plan and the 1993 Outside Directors Stock Award Plan, both of which expired in September 2003.


             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee (the "Committee") administers the Company's executive compensation program. In this regard, the role of the Committee is to oversee our compensation plans and policies, annually review and approve all executive officers' compensation decisions, and administer our stock option plans (including reviewing and approving stock option grants to executive officers). The Committee's charter reflects these various responsibilities, and the Committee and the Board periodically review and revise the charter. The Committee's membership is determined by the Board and is composed entirely of independent directors. The Committee meets at scheduled times during the year, and it also considers and takes action by written consent. The Committee Chairman reports on Committee actions and recommendations at Board meetings. The Company's Human Resources Department supports the Committee in its work and in some cases acts pursuant to delegated authority to fulfill various functions in administering the Company's compensation programs. In addition, the Committee has the authority to engage the services of outside advisers, experts and others to assist the Committee.

     The Compensation Committee and the Board have adopted a charter to conform to the Compensation Committee's responsibilities under the revised Nasdaq standards, new rules adopted by the SEC and the provisions of the Sarbanes-Oxley Act.

     Compensation  Philosophy  and  Practice

     In its administration and periodic review of executive compensation, the Compensation Committee believes in aligning the interests of the executive officers with those of the Company's shareholders. To accomplish this, the Compensation Committee seeks to structure and maintain a compensation program that is directly and materially linked to operating performance and enhancement of shareholder value.

     Tax  Deductibility  under  Section  162(m)

     As noted, the Company's compensation policy is primarily based upon the practice of pay-for-performance. Section 162(m) of the Internal Revenue Code imposes a limitation on the deductibility of nonperformance-based compensation in excess of $1 million paid to the Chief Executive Officer and the other most highly compensated executive officers of the Company. The Compensation Committee currently believes that the Company should be able to continue to manage its executive compensation program for these officers so as to preserve the related federal income tax deductions.


CHIEF  EXECUTIVE  OFFICER

     The compensation of Ronald W. Parker as Chief Executive Officer of the Company was based on his employment agreement, which was entered into on December 16, 2002. Mr. Parker's employment with the Company was terminated for cause on December 13, 2004.

     Mr. Parker's employment agreement had been approved by the then members of the Board of Directors of the Company and the Compensation Committee as constituted on December 16, 2002. The employment agreement provided for a term through December 31, 2007. Under his employment agreement, Mr. Parker's compensation was to be determined by the Compensation Committee, the Board or the Stock Award Plan Committee (whose function has been assumed by the Compensation Committee), based on the recommendations of the Compensation Committee. The Compensation Committee's recommendations with respect to Mr. Parker's compensation, however, were subject to other provisions in his employment agreement, including the provisions that provided that Mr. Parker's total annual compensation could not be reduced to less than an annual salary of $550,000 and a mandatory minimum annual bonus equal to $275,000. Additionally, Mr. Parker was entitled to receive under his employment agreement certain defined benefits, which, in fiscal 2005, totaled approximately $45,198, prorated through December 13, 2004, his last date of employment. The bonus program established in Mr. Parker's employment agreement was based on the Company's performance in the areas of revenue growth, net income, new store openings, store sales, Company stock price, store closings and Company expenses, subject to payment of the minimum bonus described above.

     The Compensation Committee authorized payment to Mr. Page of an annualized salary of $250,000 for his services as Acting Chief Executive Officer. Mr. Page was the Acting Chief Executive Officer from January 4, 2005 through March 31, 2005. Mr. Page did not have an employment contract. In establishing Mr. Page's compensation, the Compensation Committee considered Mr. Page's qualifications and experience, compensation of chief executives at similar companies in the quick serve and casual dining restaurant segments and the nature and complexity of the issues to be encountered by Mr. Page during his term as Acting Chief Executive Officer. Mr. Page was not paid a bonus.

     On March 31, 2005, the Company and Timothy P. Taft entered into an Executive Compensation Agreement approved by the Executive Committee and the Compensation Committee. The agreement provides for a term through March 31, 2007, with a net salary in the first 12 months of $1.00. Mr. Taft's bonuses, benefits and salary in the second 12 months of the agreement are established by the Compensation Committee or the Board, subject to certain minimum amounts. Mr. Taft was also granted 500,000 options to acquire shares of Common Stock. See "Executive Employment Contracts" below for more detail.

     In structuring Mr. Taft's employment agreement, the Compensation Committee and Executive Committee sought to offer a competitive and fair compensation package tied to Mr. Taft's experience and qualifications while also aligning his interests with those of the Company's shareholders. A significant portion of Mr. Taft's compensation is materially and directly linked to Company performance as a result of the granting of options to him. The options vest in increments from 2005 through 2008. The Compensation Committee believes that Mr. Taft's salary in the second 12 months, bonus amounts and benefits are comparable to those offered to chief executive officers at similar companies in the quick serve and fast casual dining restaurant segments.

OTHER  EXECUTIVE  OFFICERS

     Subject to existing employment agreements, salaries of the other executive officers are reviewed annually and adjusted based on competitive practices, changes in level of responsibilities and individual performance measured against goals.

STOCK  OPTIONS

     The Company established the 2005 Employee Stock Option Award Plan ("Employee Option Plan") for the purpose of aligning employee and shareholder interests. Under the Employee Option Plan, stock options may be granted from time to time to certain executive officers, as well as other employees, based upon their relative positions and responsibilities, as well as historical and expected contributions to Company growth. During fiscal year 2005, the Company did not grant stock options to employees pursuant to the Employee Option Plan.

     On March 31, 2005, the Company and Mr. Taft entered into a Non-Qualified Stock Option Award Agreement as a part of Mr. Taft's employment agreement, pursuant to which Mr. Taft was awarded options for 500,000 shares of Common Stock at an exercise price of $2.50 per share. See "Equity Compensation Plan Information" above and "Executive Employment Contracts" below for more detail.

Submitted  by  the  Compensation  Committee:  Steven  J.  Pully,  Chairman
                                              Ramon  D.  Phillips

                         EXECUTIVE EMPLOYMENT CONTRACTS

     Ronald W. Parker, Ward T. Olgreen and Shawn M. Preator each entered into an employment agreement with the Company on December 16, 2002. The agreements provided for terms extending through December 31, 2007 for Mr. Parker and December 31, 2005 for Mr. Olgreen and Mr. Preator, and provided that the respective executive's compensation be determined each year by the Compensation Committee subject to certain minimum amounts. The agreements also provided that each executive may be terminated with or without cause.

     Mr. Parker's agreement provided that his compensation would be determined each year by the Compensation Committee, the Board or the Stock Award Plan Committee, provided that he would receive an annual salary of not less than his then current salary of $550,000 and a bonus of not less than $275,000, based upon certain criteria defined in the agreement. The agreement also provided that Mr. Parker could terminate the agreement within 12 months of a "change of control" of the Company, as defined in the agreement, and that he could be terminated with or without cause. Mr. Parker's employment was terminated for cause by the Board on December 13, 2004.

     On  April  22,  2005,  Mr.  Preator  and  Mr.  Olgreen each entered into an
Executive Compensation Agreement with the Company, replacing the employment agreements executed on December 16, 2002. The agreements executed on April 22, 2005 each provided for a term through December 31, 2005. Mr. Preator's agreement provides for salary of not less than his current salary of $150,000 and a bonus of not less than $30,000. Mr. Olgreen's agreement provides for salary of not less than his current salary of $168,000 and a bonus of not less than $33,600. Under the agreements each executive may be terminated with or without cause and each executive may terminate his employment for any reason or no reason at all.

     Under the agreements executed on April 22, 2005, if the Company terminates Mr. Olgreen's or Mr. Preator's employment without cause, he will be entitled to a lump sum payment equal to six months of the executive's then current annual salary plus a lump sum payment equal to any unpaid bonus the respective executive would have been entitled to receive had he worked through December 31, 2005. Upon such a termination each would receive for a period of six months following the date of termination of employment, all of the medical, life insurance and other benefits then currently provided to the respective executive, and a lump sum payment of the value of any accrued vacation days and any unpaid "extra days" as defined in the Company's employee policy manual, that the executive would have been entitled to receive if the executive had worked through December 31, 2005. If the Company terminates Mr. Olgreen or Mr. Preator for cause the Company shall pay the respective executive salary plus accrued bonus, accrued vacation days and any unpaid "extra days" due to the executive through the date of termination. If Mr. Preator or Mr. Olgreen terminates his employment with or without any reason through December 31, 2005, the Company will pay to the executive a lump sum payment equal to six months of the executive's then current annual salary plus a lump sum payment equal to any unpaid bonus the executive would have been entitled to receive had he worked through December 31, 2005. Upon such a termination each would also receive a lump sum payment of the value of any accrued vacation days and any unpaid "extra days" as defined in the Company's employee policy manual, that the executive would have been entitled to receive if the executive had worked through December 31, 2005.

     Timothy P. Taft entered into an employment agreement with the Company on March 31, 2005. The agreement is for a term that currently extends through March 31, 2007, and provides for a net salary in the first 12 months of $1.00. Salary in the second 12 months is determined by the Board, subject to a minimum amount of $300,000, and bonuses are determined by the Board, subject in the second 12 months to a minimum amount of $200,000. The agreement also provides for a grant of 500,000 non-qualified stock options, with 50,000 of such options vesting immediately and the remainder vesting over three years. Mr. Taft may be terminated with or without cause, with the definition of cause including, but not limited to, breach of a monetary obligation to the Company, violation of the compensation agreement, fraud against the Company and failure to substantially perform required duties, each as described in the agreement.

     If the Company terminates Mr. Taft's employment for cause, or if Mr. Taft terminates his employment voluntarily, he will be entitled to a payment in the amount of any unpaid salary accrued through the date of termination, any unreimbursed expenses properly incurred prior to the date of termination and rights granted to him under any executive benefit plan. If the Company terminates Mr. Taft's employment without cause, he will be entitled to payment of the amounts described above, and, either (a) during the first 12 months of the agreement an amount equal to $25,000 for each full month he has been employed or (b) commencing on the first anniversary of his employment, an amount equal to 12 months of his then base salary. If the Company terminates Mr. Taft's employment within six months of a change of control he will be entitled to receive payment of all amounts payable under the agreement for termination or resignation with or without cause, plus all then unvested stock options will become immediately exercisable and remain exercisable for 90 days following the date of termination of employment. Mr. Taft may terminate his agreement for "good reason" at any time within six months after a "change of control" of the Company occurs, as those terms are defined in the agreement.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Company Policies. It is our policy that all employees must avoid any activity that is or has the appearance of being hostile, adverse or competitive with the Company, or that interferes with the proper performance of their duties, responsibilities or loyalty to the Company. These policies are included in our Code of Business Conduct, which covers the Company's directors, executive officers and other employees. The Code of Business Conduct can be viewed on the Company's website at http://www.pizzainn.com. Each director and executive officer is instructed to always inform the Board when confronted with any situation that may be perceived as a conflict of interest, even if the person does not believe that the situation would violate the Company's guidelines. If in a particular circumstance it is concluded that there is or may be a perceived conflict of interest, the Board will instruct the Company's legal department to work with the relevant business units within the Company to determine if there is a conflict of interest. Any waivers to these conflict rules with regard to a director or executive officer require the prior approval of the Board or the Audit Committee.

     Nasdaq Rules. Conflict of interest situations are also governed by the Nasdaq rules defining "independent" director status. Each of our directors other than Messrs. Clairday and Taft qualify as "independent" in accordance with the Nasdaq rules. The Nasdaq rules include a series of objective tests that would not allow a director to be considered independent if the director had certain employment, business or family relationships with the Company. The Nasdaq independence definition includes a requirement that the Board also review the relations of each independent director to the Company on a subjective basis. In accordance with that review, the Board has made a subjective determination as to each independent director that no relationships exist that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the directors reviewed and discussed information provided by the directors and the Company with regard to each director's business and personal activities as the may relate to the Company and the Company's management.

     SEC Rules. In addition to the Company and Nasdaq policies and rules described above, the SEC has specific disclosure requirements covering certain types of transactions involving the Company and a director, executive officer or other specified party. Specifically, other than as set forth below, we have not engaged in any transaction, or series of similar transactions, since the beginning of fiscal year 2005, or any currently proposed transaction, or series of similar transactions, to which the Company or any of its affiliates was or is to be a party, in which the amount involved exceeds $60,000 and in which any of our directors, executive officers, nominees for election as a director, beneficial owners of more than 5% of the Company's common stock or members of their immediate family had, or will have, a direct or indirect material interest.

     In addition, other than as specifically set forth herein, none of the following persons has been indebted to the Company or its affiliates at any time since the beginning of fiscal 2005: any director or executive officer of the Company; any nominee for election as a director; any member of the immediate family of any of the directors, executive officers or nominees for director; any corporation or organization of which any of the directors, executive officers or nominees is an executive officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities (except trade debt entered into in the ordinary course of business); and any trust or other estate in which any of the directors, executive officers or nominees for director has a substantial beneficial interest or for which such person serves as a trustee or in a similar capacity.

     Relationships. The Company is a business organization with diverse operations, and it engages in hundreds of purchase, sale and other transactions annually. Other than as specifically set forth herein we currently have no business arrangements with corporations and other organizations in which a Company director, executive officer or nominee for director may also be a director, trustee or investor or have some other direct or indirect relationship.

     Bobby L. Clairday is President and sole shareholder of Clairday Food Services, Inc. and is sole shareholder of Advance Food Services, Inc., both of which are franchisees of the Company. Mr. Clairday also holds area development rights in his own name. Mr. Clairday currently operates 10 restaurants in Arkansas, either individually or through the corporations noted above. As franchisees, the two corporations purchase a majority of their food and other supplies from the Company's distribution division. In fiscal year 2005, purchases by these franchisees made up 6.3% of the Company's food and supply sales. Royalty payments, license fees and area development fees from Mr. Clairday and such franchisees made up 3.8% of the Company's franchise revenues in fiscal year 2005.

     As of September 1, 2005 Advance Food Services, Inc. and Clairday Food Services, Inc. collectively owed the Company approximately $923,000, primarily for royalties and purchases of products from the Company's distribution division ("Clairday Debt"). Of the total amount of the Clairday Debt outstanding on that date, approximately $584,000 represents normal 30-day purchase and payment cycles for these franchisees. The balance of the Clairday Debt, approximately $339,000, represents amounts incurred by Advance Foods, Inc. during a period in 1996 and 1997 following Mr. Clairday's sale of that company to unrelated third parties and prior to his reacquisition of the company in 1997 ("Advance Foods
Debt"). The Company carries the Advance Foods Debt on its books as past due trade receivables, with no interest accrual. Mr. Clairday has made limited payments toward reduction of the Advance Foods Debt, and the Company has on occasion set off certain payments due Mr. Clairday or Advance Foods, Inc. against the Advance Foods Debt, reducing the balance owed. The last payment made by Mr. Clairday toward the Advance Foods Debt was $5,232 in June 2000, and the last set-off applied by the Company against the Advance Foods Debt was $7,250 in board fees due Mr. Clairday for 2005. At June 26, 2005, the amount of the Advance Foods Debt was $339,000. As of the mailing date of this proxy statement, the Company continues to withhold Board fees otherwise due to Mr. Clairday and is offsetting those amounts against the Advance Foods Debt, and the Company is actively pursuing with Mr. Clairday alternative methods to pay the Company in full.

     Ramon Phillips is an owner and officer of Wholesale Software International, Inc. a franchisee of the Company that currently operates one restaurant in Oklahoma. Purchases by this franchisee comprised 0.4% of the Company's total food and supply sales in fiscal 2005. Royalties from this franchisee comprised 0.3% of the Company's total franchise revenues in fiscal 2005. As of June 26, 2005 this franchisee's accounts payable to the Company was approximately $39,000, representing a normal 30-day purchase and payment cycle.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 ("Act") requires the Company's executive officers and directors and the persons who own more than ten percent of the Common Stock to file initial reports of ownership of Common Stock and reports of changes of ownership with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. and to furnish the Company with copies of such reports. The Company believes that, during the preceding fiscal year, all of the Company's executive officers, directors and holders of more than 10% of Common Stock timely filed all reports required by
Section  16(a)  of  the  Act.


                              SHAREHOLDER PROPOSALS
                           FOR THE 2006 ANNUAL MEETING

     If a shareholder wishes to present a proposal at the Annual Meeting of Shareholders tentatively scheduled for December 13, 2006, the shareholder must deliver his or her proposal to the Company at its principal executive offices a reasonable time before the Company begins to print and mail its proxy materials for such Annual Meeting in order to have that proposal included in the proxy materials of the Company for such Annual Meeting of Shareholders. If a shareholder wishes to present a proposal at the 2006 Annual Meeting of Shareholders outside the processes of Rule 14a-8 of the Securities Exchange Act of 1934, as amended, the shareholder must notify the Company in writing of his or her intent to make such presentation no later than 50 calendar days nor more than 75 calendar days prior to the 2006 Annual Meeting (provided, however, that in the event that less than 65 calendar days notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received no later than the close of business on the 15th calendar day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs) and otherwise in accordance with the advance notice provisions in the Company's bylaws or the Company may have the right to determine and declare to the meeting that such proposal was not properly brought before the meeting in accordance with the bylaws of the Company and/or exercise its discretionary voting authority when such proposal is presented at the Annual Meeting of Shareholders, without including any discussion of that proposal in the proxy materials for the Annual Meeting.

     To  be  in  proper  form, a shareholder's notice must include the specified information  concerning  the  proposal  or nominee as described in the Company's
Bylaws. A shareholder who wishes to submit a proposal or nomination is encouraged to seek independent counsel with regard to the Company's Bylaws and SEC requirements. The Company may not consider any proposal or nomination that does not meet its Bylaw requirements and the SEC's requirements for submitting a proposal or nomination. Notices of intention to present proposals at the Company's 2006 Annual Meeting of Shareholders should be addressed to the Corporate Secretary, Pizza Inn, Inc., 3551 Plano Parkway, The Colony, TX 75056, or by fax to (469) 384-5061, or by e-mail to corporate_secretary@pizzainn.com.
                                               --------------------------------
The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

                             STOCK PERFORMANCE GRAPH

     The following graph compares the cumulative annual total shareholder return (change in share price plus reinvestment of any dividends) on the Common Stock versus two indexes for the past five fiscal years. The graph assumes $100 was invested on the last trading day of the fiscal year ending June 27, 1999. Prior to the first quarter of fiscal year 1998 and subsequent to the second quarter of fiscal year 2001, the Company did not pay cash dividends on its Common Stock during the applicable period. The Dow Jones Equity Market Index is a published broad equity market index. The Dow Jones Travel and Leisure U.S. Restaurants and Bars Index is compiled by Dow Jones and Company, Inc., and replaces the Dow Jones Entertainment and Leisure Restaurant Index charted in this graph in previous years. The Dow Jones U.S. Restaurants and Bars Index is composed of 104 public companies, including the Company, engaged in restaurant or related businesses.





Pizza Inn -NASNM

                                                               Cumulative Total Return
                                               6/25/2000  6/24/2001  6/30/2002  6/29/2003  6/27/2004  6/26/2005



PIZZA INN, INC. . . . . . . . .                   100.00      64.25      37.90      63.66      83.50      81.43
DOW JONES US EQUITY MARKET. . .                   100.00      85.38      70.30      71.23      85.05      92.23
DOW JONES US RESTAURANTS & BARS                   100.00     102.57     121.65     109.41     134.30     158.40



                                  MISCELLANEOUS

     The accompanying proxy is being solicited on behalf of the Company. The cost of solicitation has been or will be borne by the Company. Proxies may also be solicited by directors, officers and employees of the Company in person or by telephone, telefax, or email without compensation for those activities other than reimbursement for out-of-pocket expenses. Arrangements may also be made with brokerage houses and other custodians, nominees, and fiduciaries for the forwarding of solicitation materials to the beneficial owners of stock held of record by such persons and the Company may reimburse them for reasonable out-of-pocket expenses of such solicitation.

     A  COPY  OF  THE  COMPANY'S  ANNUAL REPORT ON FORM 10-K EXCLUDING EXHIBITS,
DATED SEPTEMBER 25, 2005, IS BEING FURNISHED TO SHAREHOLDERS WITH THIS PROXY STATEMENT. COPIES OF SUCH EXHIBITS WILL BE FURNISHED UPON WRITTEN REQUEST AND UPON REIMBURSEMENT OF THE COMPANY'S REASONABLE EXPENSES FOR FURNISHING SUCH EXHIBITS. REQUESTS SHOULD BE ADDRESSED TO PIZZA INN, INC., 3551 PLANO PARKWAY, THE COLONY, TEXAS 75056, ATTENTION: CORPORATE SECRETARY.

     This Proxy, when properly executed, will be voted by the Proxies in the manner designated below. IF THIS PROXY IS RETURNED SIGNED BUT WITHOUT A CLEAR VOTING DESIGNATION, THE PROXIES WILL VOTE FOR ITEM 1 AND ITEM 2.

                                        Please  mark  Your  votes  as  indicated
                                                                IN THIS EXAMPLE.

                                                                          [X]

THE  BOARD  OF  DIRECTORS  RECOMMENDS  A  VOTE  FOR  ITEM  1  AND  ITEM  2.

Item  1.       ELECTION  OF  DIRECTORS
                                          NOMINEES:  BOBBY L. CLAIRDAY,
                                                     JOHN D. HARKEY,  JR.
                                                     ROBERT  B. PAGE
                                                     RAMON D. PHILLIPS
                                                     STEVEN J. PULLY
                                                     TIMOTHY P.TAFT
                                                     MARK E. SCHWARZ
                                              (OR ANY SUBSTITUTE NOMINEE
                                               OR SUBSTITUTE NOMINEES, IF
                                               ANY OF THE FOREGOING  PERSONS
                                               IS UNABLE  TO  SERVE  OR  FOR
                                               GOOD CAUSE WILL NOT SERVE)

            WITHHELD
     FOR     FOR  ALL     WITHHELD  FOR: (Write that nominee's name in the space
    [  ]        [  ]              provided  below).
                          ______________________________________________________

Item  2.     RATIFICATION  OF  INDEPENDENT  PUBLIC  ACCOUNTANTS

     FOR     AGAINST          ABSTAIN
    [  ]        [  ]              [  ]




                                      If  you  plan  to  attend  the  Annual
                                          Meeting,  please  mark  the  WILL
                                          ATTEND  block.

                                                        WILL
                                                       ATTEND
                                                         [  ]



                                                Date _______________, 2005


                                                ___________________________
                                                Signature


                                                ___________________________
                                                Signature  if  held  jointly

                                   NOTE:  Please  sign  as  name appears hereon.
                                   Joint owners should each sign. When signing as attorney, executor, administrator, trustee,  or  guardian, please give full  title.


                              FOLD AND DETACH HERE

PROXY
     (1)     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                                 PIZZA INN, INC.
                               3551 PLANO PARKWAY
                             THE COLONY, TEXAS 75056
               ANNUAL MEETING OF SHAREHOLDERS ON DECEMBER 14, 2005

     The undersigned, revoking all proxies heretofore given, hereby appoints Rod
J. McDonald and Shawn M. Preator, or either of them, as proxies of the undersigned, with full power of substitution and resubstitution, to vote on behalf of the undersigned the shares of Pizza Inn, Inc. (the "Company") that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at 10:00 a.m., Dallas time, on Wednesday, December 14, 2005, at the Company's corporate offices, 3551 Plano Parkway, The Colony, Texas 75056, and at all adjournments thereof, as fully as the undersigned would be entitled to vote if personally present, as specified on the reverse side of this card and on such other matters as may properly come before the meeting or any adjournments thereof. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.